L & L FINANCIAL HOLDINGS, INC.


TABLE OF CONTENTS
										        	Page
INDEPENDENT AUDITORS' REPORT							F-2

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
 APRIL 30, 2002:
Consolidated Balance Sheet									F-3

Consolidated Statement of Operations								F-4

Consolidated Statement of Stockholders' Equity							F-6

Consolidated Statement of Cash Flows								F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS					F-9

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
L & L Financial Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of L & L Financial Holdings, Inc. (the "Company"), as of April 30, 2002, and the related statements of operations, comprehensive income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of L & L Financial Holdings, Inc. at April 30, 2002, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



/S/ EPSTEIN, WEBER & CONOVER, PLC
-------------------------------------------------------
EPSTEIN, WEBER & CONOVER, PLC
Scottsdale, Arizona
November 8, 2002

L & L FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
APRIL 30, 2002

ASSETS
CURRENT ASSETS
   Cash									 $    136,133
      Accounts receivable, net of $2,219 allowance					       402,425
   Prepaid expenses and other current assets					        44,209
   Stock subscription receivable					Note 11	        90,325
									     -----------
      Total current assets							      673,092

   PROPERTY AND EQUIPMENT, net                                               		Note  4	     155,343

   INVESTMENTS                                                                        		Note  9	     637,500
									    -----------
TOTAL ASSETS                                                                                     		 $ 1,465,935
									   =======
LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
   Accounts payable								 $     1,949
   Accrued liabilities								      40,472
   Bank line of credit						Note  6	    128,318
   Income taxes payable							        6,267
									    -----------
      Total current liabilites							     177,006
STOCKHOLDERS' EQUITY:					Note 11
   Preferred stock, no par value, 500,000 shares authorized,
      none issued and outstanding						           -
   Common stock, $.001 par value, 6,500,000 shares authorized,
      5,179,800 issued and outstanding						        5,180
   Paid in capital								  1,191,872
   Common stock subscribed							  (151,716)
   Due from controlling shareholder						  (104,485)
   Foreign currency translation 					                     (6,608)
   Retained earnings								   354,686
      Total stockholders' equity							 1,288,929
									 ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		             $ 1,465,935
								               =======

The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2002

SERVICE REVENUE					 	       $       264,114
								         ---------------
OPERATING COSTS AND EXPENSES:
     Personnel costs							          	    76,668
     General and administrative expense					        	  182,140
								     	--------------
             Total operating expenses					       	   258,808

OTHER (INCOME) EXPENSE:
     Interest expense							           	     7,697
     Gain on sale of equipment						         	  (15,384)
     Other income							           	   (2,453)
								      	--------------
             Total other (income)						         	  (10,140)

INCOME BEFORE TAXES						            	   15,446
INCOME TAXES						Note  7	             	    2,710
								     	 -------------
NET INCOME							      $          12,736
								    	========

NET INCOME PER COMMON SHARE
   Basic								      $           0.003

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic								     	 5,003,024

The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

							Year ended
							  April 30,
							    2002
NET INCOME						 $       12,736

OTHER COMPREHENSIVE INCOME (LOSS):
   Foreign currency translation adjustments			             (805)
							       ------------
     Total Other Comprehensive Income				              (805)
							        -----------
COMPREHENSIVE INCOME 				 $       11,931
							   ========
























The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED APRIL 30, 2002

                                                        Additional       Due from                Foreign
                        Common Stock  	Stock  	    Paid-in   Controlling     Retained   Currency
	         	 Shares        Amount    Subscriptions   Capital   	Shareholder   Earnings   Translation   Total
BALANCE
   APRIL 30, 2001 5,000,000	   $  5,000      $         -       $ 1,363,205    $        -       $ 341,950  $ (5,803)  $ 1,704,352
   Recapitalization for
     reverse merger     454,800	         455 		 (11,010)				                 (10,555)
    Rescission of
     investments        (600,000)       (600)		             (551,900) 			                       (552,500)
    Conversion of
     affiliate debt					 149,861 				                 149,861
     Foreign currency
     translation
     adjustment								         (805)		 (805)
     Stock
     subscriptions	325,000	        325         (151,716)          241,716				            90,325
    Net advances to
     shareholder						   (104,485)		       	 	      (104,485)
    Net income							           12,736	          		12,736
BALANCE
 APRIL 30, 2002 5,179,800      $ 5,180    $ (151,716)    $ 1,191,872  $ (104,485)   $ 354,686    $ (6,608)   $ 1,288,929
	            =======        ======  =======        ======      ======       ======       =====      =======

The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED APRIL 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income							 $       12,736
  Adjustments to reconcile net  loss to net cash
    provided by operating activities:
    Depreciation							          16,527
    Gain on sale of equipment						         (15,384)
  Changes in assets and liabilities:
    Accounts receivable						            9,010
    Due from shareholder						           (7,528)
    Prepaids and other assets						         (25,559)
    Accounts payable						            1,949
    Accrued liabilities						            6,645
    Income tax payable						            2,468
								       ------------
            Net cash provided by operating activities				              864
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment					          (3,323)
								   --------------
          Net cash (used in) investing activities				         (3,323)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on bank line of credit					           8,599
								     -----------
          Net cash provided by financing activities				          8,599
								     -----------
INCREASE IN CASH						           6,140

CASH, BEGINNING OF YEAR					        129,993
								    ------------
CASH, END OF YEAR						$     136,133
								   =======



The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED APRIL 30, 2002




SUPPLEMENTAL CASH FLOW INFORMATION:
	Interest paid						 $    7,697

	Income taxes paid	 					$    2,293


SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:


	Conversion of affiliate debt 	 				$ 149,860

	Common stock subscribed	 				$ 242,041






















The accompanying notes are an integral part of these consolidated financial statements.

L & L FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED APRIL 30, 2002

1.	ORGANIZATION AND BASIS OF PRESENTATION

L & L Financial Holdings, Inc. (the "Company"), was formally known as Royal
Coronado Company Ltd.   The Company changed its name to L & L Financial
Holdings, Inc. in connection with its acquisition of L & L Investments Holdings, Inc. L & L Investments Holdings, Inc. was a holding company for two operating entities, L & L Financial Holdings Company Ltd., and L & L Financial Investments Company Ltd. L & L Financial Investments Company Ltd., a Hong
Kong entity, was formerly known as Lee &  Lam  Financial  Consultants  Company
Limited ("Lee & Lam").   Substantially all of the Company's operations are
conducted from the Hong Kong office. The Company's revenue's are generated from consulting and other services provided to clients located primarily in Asia.

The Company focuses on obtaining clients in high growth industries in China. The Company intends to acquire or invest in private Chinese businesses as well as state-owned-entites. Management belives that the Company can utilize management practices and technologies common in the United States to restructure and better manage these businesses, improving efficiencies and profitability. The Company intends to use its personal networks and personnel in Hong Kong, China and the United States to market its services. Its business is conducted through its two 100% wholly-owned subsidiaries. The Company, through its Hong Kong subsidiary performs due diligence and financial consulting services. The Company's United States subsidiary manages its own investment portfolios in the companies located in China (See Note 9.)

The Hong Kong subsidiary, L & L Financial Investment Co. Ltd incorporated in Hong Kong, is a licensed investment advisor and is regulated by the Hong Kong Securities and Futures Commission, a government regulatory authority. The Hong Kong subsidiary operates as a financial advisor and performs due diligence Services for its Hong Kong and Chinese corporate clients.

As discussed in Note 3, on August 18, 2001, Royal Coronado Company Ltd. merged with and into L & L Investments Holdings, Inc. Royal Coronado Company Ltd. had yet to commence operations and the net book value of its assets was immaterial. As a result of the merger transaction with L & L Investments Holdings, Inc., the former stockholders of the L & L Investments Holdings, Inc. held a majority of Royal Coronado Company Ltd.'s voting stock. For financial accounting purposes, the acquisition is a reverse acquisition of Royal Coronado Company Ltd. by L & L Investments Holdings, Inc., under the purchase method of accounting, and is treated as a recapitalization with the
L & L Investments Holdings, Inc. as the accounting acquirer.   Accordingly,
the historical financial statements have been restated after giving effect to the August 18, 2001, acquisition of the Company. The financial statements have been prepared to give retroactive effect to April 30, 2001, of the reverse acquisition completed on August 18, 2001, and represent the operations of L & L Investments Holdings, Inc. and its subsidiaries. Consistent with reverse acquisition accounting: (i) all of L & L Investments Holdings, Inc's assets, liabilities, and accumulated deficit, are reflected at their combined historical cost (as the accounting acquirer) and (ii) the preexisting outstanding shares of the Company (the accounting acquiree) are reflected at their net asset value as if issued on August 18, 2001.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, L & L Investments Holdings, Inc., L & L Financial Holdings Company Ltd., and
L & L Financial Investments Company Ltd. All significant intercompany accounts and transactions are eliminated.

Revenue Recognition - Revenue is recognized for services provided to clients. Revenue is earned when the services are provided and billed to clients based on hourly rates or as percentage of completion of the project.

Income taxes - The Company provides for income taxes based on the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of financial statements.

Financial Instruments - Financial instruments consist primarily of cash, accounts receivable, related party receivables, investments in equity securities and obligations under a bank credit facility. The carrying amounts of cash, accounts receivable and the credit facility approximate fair value because of the short maturity of those instruments. The carrying value of the related party receivables is estimated on the basis of arms' length transactions.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards - In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No.'s 141 Business Combinations and 142 Goodwill and Other Intangible Assets. The Company has reviewed the provisions of the new accounting pronouncements and does not believe the adoption of such will have a material effect on the financial position and results of operations of the Company.

The FASB has also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. If the Company determines that it will sell its assets as discussed in Note 16, the provisions of SFAS No. 144 will apply.

Impairment of long-lived assets is assessed by the Company for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to the assets' net carrying value. The amount of impairment loss, if any, is measured as the difference between the net book value of the assets and the estimated fair value of the related assets.

Income Per Common Share - The Company has adopted SFAS No. 128, Earnings per Share, which supercedes APB No. 15. Basic EPS differs from primary EPS calculation in that basic EPS does not include any potentially dilutive securities. Diluted EPS must be disclosed regardless of the dilutive impact to basic EPS. There were no potentially dilutive securities outstanding at April 30, 2002.

Foreign currency translation - The foreign subsidiaries maintain their financial statements in the local currency which has been determined to be the functional currency. Substantially all operations are conducted in Hong Kong and the functional currency is the Hong Kong Dollar. Assets and liabilities denominated in the foreign currency are translated into U.S. dollars at the rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas, gains and losses resulting from foreign currency transactions are included in the results of operations. There were no material foreign currency gains or losses in the year ended April 30, 2002.


3.  BUSINESS COMBINATION

On August 18, 2001, the Company exchanged 5,000,000 shares of its common stock for all of the issued and outstanding shares of L & L Investment Holdings, Inc. and its wholly owned subsidiaries (See Note 1). As a result of the transaction, the stockholders of L & L Investment Holdings, Inc. held an approximately 86% interest in Royal Coronado Company Ltd. Additionally,
L & L Investment Holdings, Inc.'s management and board of directors became the new management of the Company. The Company had no material assets or operations at the time of the transaction. For financial accounting purposes, the acquisition was a reverse merger and was treated as a recapitalization with L & L Investment Holdings, Inc. as the acquirer.

 4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at April 30, 2002:

	Building					$   153,846
	Furniture and fixtures			       11,757
	Office equipment			     	      41,084
	Leasehold improvements		      	      26,333
						 -------------
		Total				    233,020
	   Less accumulated depreciation	     (77,677)
					  ------------

	Property and equipment, net			$   155,343
						=======

		Depreciation expense for the year ended April 30, 2002 was $16,527.

5. OPERATING LEASES

The Company leases its office and a residence in Hong Kong under leases that expire through 2005. Rent expense under these leases was approximately $11,500 for the year ended April 30, 2002. Remaining minimum annual lease payments under these agreements are as follows:

Years ended April 30:

		2003 			$  28,578
		2004     			   32,976
		2005      			    2,748
					------------
   		Total			$  64,302
					=======

6. LINE OF CREDIT

The Company has an overdraft arrangement with a Hong Kong bank. The credit facility has a limit of HK$1,000,000. Borrowings under the arrangement are subject to interest at the Overnight Interbank Rate. The rate on the facility was 5 % per annum at April 30, 2002. The loan is collateralized by the assets
of the Company.   The Company's balance due under this facility was $128,318 or HK$1,000,877, including accrued interest at April 30, 2002.

 7.	INCOME TAXES

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities. The Company is subject to income taxes primarily in two taxing jurisdictions, Hong Kong and the United States. In the year ended April 30, 2002, there were no material temporary book/tax differences or differences between financial accounting and tax bases of assets and liabilities. Income taxes for the year ended April 30, 2002 consisted of the following:

		Current tax provision	$  2,710

		Deferred tax provision	      - 0 -
					-----------

		 Total income tax provision	$  2,710
					=======


The differences between the statutory and effective tax rates is as follows:

U.S. federal statutory rates				$   9,551		16,5%
Hong Kong flat statutory rate				  (6,841)	              (16.0%)
						 ----------
						$   2,710
						=======

The statutory rates are applied to the income or loss incurred within the respective taxing jurisdictions.

 8.  RELATED PARTY TRANSACTIONS

There are numerous entities controlled by the shareholder whom has a beneficial ownership interest in the Company of approximately 57% at April 30, 2002. Certain expenses such as rent, personnel costs and other overhead expenses are shared and allocated among these affiliated entities. The results of operations could vary depending on the method of allocating these expenses.

The Company provides office space, professional and technical personnel and marketing leads to one such affiliate owned by the Company's controlling shareholder. Under the agreement, affilate agrees to pay 80% of its billings, as well as reimburse 75% of the professional staff salary and 40% of the administrative staff salary to the Company. During the year ended
April 30, 2002, the Company received total fees from the affiliate of $79,650, net of related expenses charged.

The Company borrows and advances funds to numerous affiliates controlled by its controlling shareholder. The net amount due from the controlling shareholder and his affiliates was $104,485 at April 30, 2002. This balance is presented as a component of stockholders' equity due to the control over the ultimate disposition of this balance resting with the controlling shareholder.

The controlling shareholder provides services to the Company and does not take compensation for such.

During the year ended April 30, 2002, the Company sold a vehicle to a member of the controlling shareholder's family for $15,384, resulting in a gain of the same amount. The $15,384 had not been paid at April 30, 2002 and is included in the net receivable from the controlling shareholder at April 30, 2002.

 9.  INVESTMENTS

The Company has made investments in the form of stock of four privately held companies in distinct industries, located in different geographic areas in China. These securities do not trade on an exchange and do not have a readily determinable fair value. Investments are recorded at historical cost.

Investments are analyzed annually by management for indications of impairment. The original purchase costs were determined to be the fair value of the stocks acquired as determined by independent appraisers. The Company's investments represent less than 20% of each investee's common equity stock, and no significant influence can be demonstrated. The investments are held on a long-term basis.

Subsequent to April 30, 2002, the Company entered into rescission agreements with two Companies with which it had made investments. The Company is to receive the 600,000 shares of its common stock in return for the common stock of the investee. These rescissions have been treated as if they occurred on April 30, 2002, and the purchase cost and corresponding equity resulting from the original transactions have been removed from the accompanying balance sheet.

The investments are as follows:

		Year  				Ownership
Industry		Purchased	Cost	   	Interest
Software		2001		$  400,500	19.5%
Timber		2001		   237,000	19.5%
				-------------
				$  637,500
				=======

Management has determined that there is no impairment of the carrying value of these investments as of April 30, 2002.

10. COMMITMENTS AND CONTINGENCIES

The Company has included a provision in one of its contracts with a client whereby the Company will be required to refund 80% of fees paid to the Company if the Company fails to produce certain results provided for in the contract. On one such contract, the Company has yet to meet such provisions. Should the Company be unable to produce the required deliverables, the Company would be required to refund $138,400 of previously recognized revenue. Any cash payment if this provision is invoked would be $42,600. The difference is attributable to the unpaid portion of the billings to the contract as of April 30, 2002.

11. STOCKHOLDERS' EQUITY

During the year ended April 30, 2002, the Company received subscriptions for its common stock. Those subscriptions were for an aggregate 325,000 shares. Subsequent to April 30, 2002, the Company received payment of $90,325 on one such subscription. Accordingly, that amount is reflected as a subscription receivable asset on the accompanying balance sheet. The Company has obtained assignment of collateral on the other subscriptions but has not yet had the collateral transferred to the title of the Company or converted such to cash.

During the year ended April 30, 2002, the Company's controlling shareholder converted advances made by him and entities controlled by him to equity in the

Company. There were no securities issued in this conversion and the amount of these obligations totaling $149,851 was recorded as additional paid-in capital.

The recapitalization of the Company occurring as a result of the reverse merger is reflected by the addition of the shares outstanding in Royal Coronado Company Ltd. at the time of the transactions and the negative net book value of its assets of $10,555.

The net amount receivable of $104,485 from the Company's controlling shareholder is presented as a reduction of stockholders' equity.

12. GEOGRAPHIC AREA DATA

The Company generates its revenue from several clients, primarily in China. The Company operates in only one reportable segment and holds all of its assets in Hong Kong. All of the Company's revenues in the year ended
April 30, 2002, were generated from Asian clients using personnel based in Hong Kong and China.

13. SUSEQUENT EVENTS

L & L Financial Investments Co. Ltd., the Hong Kong subsidiary, changed its name to Global Future Company Limited.

Subsequent to April 30, 2002, the Company entered into rescission agreements with two investee companies with which it had made investments (See Note 9). As a result of the rescission, the Company is to receive the 600,000 shares of its common stock in return for the common stock of these two investees. The Company's balance sheet at April 30, 2002, reflects this rescission with reduction of $552,500 in the original carrying value of the investments.

14.	CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at banks in Hong Kong. Cash balances are not insured as they are in U.S. banks. At April 30, 2002, the Company had uninsured bank balances of $129,507.

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily trade accounts receivable and common stock of its investees. The trade accounts receivable are due primarily from clients in Hong Kong and China. The Company has not historically experienced material losses due to uncollectible trade accounts receivable. As discussed in Note 9, the Company does not believe that the carrying value of its investments is impaired at April 30, 2002.

*  *  *  *  *  *



F5


F7

F16